                               AMERICAN CONSUMERS, INC.
                             NET INCOME PER COMMON SHARE
                                      EXHIBIT 11

                                            THIRTEEN WEEKS ENDED     THIRTY-NINE WEEKS ENDED
                                            --------------------     -----------------------
                                            March 1,    March 2,     March 1,       March 2,
                                              1997        1996         1997           1996
                                            --------    --------     --------       --------
Net income for computing earnings
   per common share                        $ 33,789    $ 76,868     $ 82,998       $145,421
                                           --------    --------     --------       --------
                                           --------    --------     --------       --------
Weighted average number of
   common shares outstanding
   during each period                       922,222     927,011      923,352        926,760

                                           --------    --------     --------       --------
                                           --------    --------     --------       --------

Net income per common share                $  0.037    $  0.083     $  0.090       $  0.157
                                           --------    --------     --------       --------
                                           --------    --------     --------       --------

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